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                                  APPENDIX B

                        FORM OF PLAN OF REORGANIZATION

                                                                   EXHIBIT 4(ii)

                                    FORM OF
                                    -------
                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------

     This Agreement and Plan of Reorganization (the "Agreement") is made as of March 13, 2001, by and between Fifth Third Funds ("Fifth Third"), a Massachusetts business trust, on behalf of Fifth Third Multicap Value Fund ("Fifth Third Multicap Value"), a series thereof and Fifth Third/Maxus Equity Fund ("Maxus Equity"), an Ohio business trust. The capitalized terms used herein shall have the meaning ascribed to them in this Agreement.

PLAN OF REORGANIZATION
----------------------

     (a) Maxus Equity will sell, assign, convey, transfer and deliver to Fifth Third, and Fifth Third will acquire, on the Exchange Date, all of the properties and assets existing at the Valuation Time and held by Maxus Equity on behalf of Fifth Third Multicap Value.

     In consideration therefor, Fifth Third Multicap Value shall, on the Exchange Date, assume all of the liabilities of Maxus Equity and transfer to Maxus Equity a number of full and fractional units of beneficial interest ("Fifth Third Shares") such Shares being Fifth Third Institutional and Advisor Shares of Fifth Third Multicap Value having an aggregate net asset value equal to the value of the assets of Maxus Equity transferred to Fifth Third Multicap Value on such date less the value of all of the liabilities of Maxus Equity assumed by Fifth Third Multicap Value on that date. It is intended that each reorganization described in this Agreement shall be a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code").

     (b) Upon consummation of the transactions described in paragraph (a) of this Agreement, Maxus Equity in complete liquidation shall distribute to its respective shareholders of record as of the Exchange Date the Fifth Third Shares received by it, each shareholder being entitled to receive that number of Fifth Third Shares equal to the proportion which the number of units of beneficial interest ("Maxus Shares") of Maxus Equity held by such shareholder bears to the number of such Maxus Shares of Maxus Equity outstanding on such date. Maxus Equity shareholders of record holding Maxus Institutional Shares will receive Fifth Third Institutional Shares and Maxus Equity shareholders of record holding Maxus Investor Shares will receive Fifth Third Advisor Shares.

AGREEMENT
---------

     Fifth Third and Maxus Equity represent, warrant and agree as follows:

     1.   Representations and Warranties of Maxus Equity.  Maxus Equity
          ----------------------------------------------
represents and warrants to and agrees with Fifth Third and Fifth Third Multicap Value that:

     (a) Maxus Equity is a business trust duly organized and validly existing under the laws of the State of Ohio and has power to own all of its properties and assets and to carry out its

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obligations under this Agreement. Maxus Equity is not required to qualify as a foreign association in any jurisdiction. Maxus Equity has all necessary federal, state and local authorizations to carry on its business as now being conducted and to fulfill the terms of this Agreement, except for shareholder approval and as otherwise described in Section 1(l).

     (b) Maxus Equity is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. Maxus Equity has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code, as of and since its first taxable year, and qualifies and intends to continue to qualify as a regulated investment company through the Exchange Date. Maxus Equity has been a regulated investment company under such sections of the Code at all times since its inception.

     (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) for Maxus Equity at and for the year ended December 31, 2000, such statements and schedules having been audited by McCurdy & Associates C.P.A.'s, Inc., independent accountants to Maxus Equity, have been furnished to Fifth Third. Such statements of assets and liabilities and schedule fairly present the financial position of Maxus Equity as of its date and said statements of operations and changes in net assets fairly reflect the results of operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles.

     (d) The prospectus of Maxus Equity dated April 30, 2000 (the "Maxus Prospectus") and the Statement of Additional Information for Maxus Funds dated April 30, 2000 (the "Maxus Statement of Additional Information") and on file with the Securities and Exchange Commission, that has been previously furnished to Fifth Third, did not as of its date and does not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of Maxus Equity, overtly threatened against Maxus Equity which assert liability on the part of Maxus Equity.

     (f) There are no material contracts outstanding to which Maxus Equity is a party, other than as disclosed in the Maxus Prospectus and the Maxus Statement of Additional Information or in the Registration Statement and the Proxy Statement.

     (g) Maxus Equity does not have any known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of December 31, 2000, and those incurred in the ordinary course of Maxus Equity's business as an investment company since that date. Prior to the Exchange Date, Maxus Equity will advise Fifth

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Third of all known material liabilities, contingent or otherwise, incurred by it subsequent to December 31, 2000, whether or not incurred in the ordinary course of business.

     (h) As used in this Agreement, the term "Investments" shall mean Maxus Equity's investments shown on the schedule of its portfolio investments as of December 31, 2000, referred to in Section 1(c) hereof, as supplemented with such changes as Maxus Equity shall make after December 31, 2000, which changes shall be disclosed to Fifth Third, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions.

     (i) Maxus Equity has filed or will file all federal and other tax returns which, to the knowledge of Maxus Equity's officers, are required to be filed by the Fund and has paid or will pay all federal and other taxes shown to be due on said returns or on any assessments received by Maxus Equity. To the best of such officers' knowledge, all tax liabilities of Maxus Equity have been adequately provided for on its books, and no tax deficiency or liability of the Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

     (j) As of both the Valuation Time and the Exchange Date and except for shareholder approval and otherwise as described in Section 1(l), Maxus Equity will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other assets and liabilities of Maxus Equity to be transferred to Fifth Third Multicap Value pursuant to this Agreement. At the Exchange Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, Fifth Third, on behalf of Fifth Third Multicap Value, will acquire the Investments and any such other assets subject to no encumbrances, liens or security interests in favor of any third party creditor of Maxus Equity and, except as described in Section 1(k), without any restrictions upon the transfer thereof.

     (k) Except as to Investments otherwise disclosed as unregistered securities pursuant to Section 1(h) hereof, no registration under the Securities Act of 1933, as amended (the "1933 Act"), of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either Maxus Equity or Fifth Third.

     (l) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Maxus Equity, of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act").

     (m) The registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by Fifth Third on Form N-14 relating to the Fifth Third Shares issuable hereunder, and the proxy statement of Maxus Equity included therein (the "Proxy Statement"), on the effective date of the Registration Statement and insofar as they relate to Maxus Equity, (i) will comply in all material respects with the provisions of the 1933

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Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and
(ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; and at the time of the shareholders' meeting referred to in
Section 8(a) below and on the Exchange Date, the prospectus contained in the Registration Statement of which the Proxy Statement is a part (the "Prospectus"), as amended or supplemented by any amendments or supplements filed with the Commission by Fifth Third, insofar as it relates to Maxus Equity, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectus, or the Proxy Statement, made in reliance upon or in conformity with information furnished by Fifth Third and Fifth Third Multicap Value, for use in the Registration Statement, Prospectus, or Proxy Statement.

     (n) All of the issued and outstanding Maxus Shares of Maxus Equity have been offered for sale and sold in conformity with all applicable federal and state securities laws.

     2.  Representations and Warranties of Fifth Third Each of Fifth Third and
         ---------------------------------------------
Fifth Third Multicap Value jointly and severally represents and warrants to and agrees with Maxus Equity that:

     (a) Fifth Third is a business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts and has power to carry on its business as it is now being conducted and to carry out this Agreement. Fifth Third and Fifth Third Multicap Value are not required to qualify as a foreign association in any jurisdiction. Fifth Third and Fifth Third Multicap Value have all necessary federal, state and local authorizations to own all of their properties and assets and to carry on their business as now being conducted and to fulfill the terms of this Agreement, except as set forth in
Section 2(i).

     (b) Fifth Third is registered under the 1940 Act as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. Fifth Third Multicap Value intends to qualify as a regulated investment company under Part I of Subchapter M of the Code.

     (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of investments (indicating their market values) for Fifth Third Multicap Value for the year ended July 31, 2000, such statements and schedules having been audited by Arthur Andersen LLP, independent accountants to Fifth Third, have been furnished to Maxus Equity.

     (d) The prospectus of Fifth Third Multicap Value dated April 15, 2001 ("Fifth Third Prospectus"), and the Statement of Additional Information for Fifth Third Multicap Value, dated April 15, 2001 (the "Statement of Additional Information") and on file with the Securities and

Exchange Commission, which have been previously furnished to Maxus Equity, did not as of their dates and do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of Fifth Third or Fifth Third Multicap Value, overtly threatened against Fifth Third or Fifth Third Multicap Value which assert liability on the part of Fifth Third or Fifth Third Multicap Value.

     (f) There are no material contracts outstanding to which Fifth Third or Fifth Third Multicap Value is a party, other than as disclosed in Fifth Third's Prospectus and Statement of Additional Information or in the Registration Statement.

     (g) Neither Fifth Third nor Fifth Third Multicap Value has any known liabilities of a material nature, contingent or otherwise, other than those shown on its statement of assets and liabilities as of July 31, 2000, referred to above and those incurred in the ordinary course of the business of Fifth Third as an investment company or Fifth Third Multicap Value since such date. Prior to the Exchange Date, Fifth Third will advise Maxus Equity of all known material liabilities, contingent or otherwise, incurred by it and Fifth Third Multicap Value subsequent to July 31, 2000, whether or not incurred in the ordinary course of business.

     (h) Fifth Third Multicap Value has filed or will file all federal and other tax returns which, to the knowledge of Fifth Third's officers, are required to be filed by Fifth Third Multicap Value and has paid or will pay all federal and other taxes shown to be due on said returns or on any assessments received by Fifth Third Multicap Value. To the best of such officers' knowledge, all tax liabilities of Fifth Third Multicap Value have been adequately provided for on its books, and no tax deficiency or liability of Fifth Third Multicap Value has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

     (i) No consent, approval, authorization or order of any governmental authority is required for the consummation by Fifth Third or Fifth Third Multicap Value of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or Blue Sky laws or the H-S-R Act.

     (j) As of both the Valuation Time and the Exchange Date and otherwise as described in Section 2(i), Fifth Third on behalf of Fifth Third Multicap Value will have full right, power and authority to purchase the Investments and any other assets and assume the liabilities of Maxus Equity to be transferred to Fifth Third Multicap Value pursuant to this Agreement.

     (k) The Registration Statement, the Prospectus and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to Fifth Third and Fifth Third Multicap Value: (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and at the time of the shareholders' meeting referred to in Section 8(a) and at the Exchange Date, the Prospectus, as amended or supplemented by any amendments or supplements filed with the Commission by Fifth Third or Fifth Third Multicap Value, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectus or the Proxy Statement made in reliance upon and in conformity with information furnished by Maxus Equity for use in the Registration Statement, the Prospectus or the Proxy Statement.

     (l) Fifth Third Shares to be issued to Maxus Equity have been duly authorized and, when issued and delivered pursuant to this Agreement and the Prospectus, will be legally and validly issued and will be fully paid and nonassessable by Fifth Third and no shareholder of Fifth Third will have any preemptive right of subscription or purchase in respect thereof.

     (m) The issuance of Fifth Third Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.

     (n) Fifth Third Multicap Value, upon filing of its first income tax returns at the completion of its first taxable year will elect to be a regulated investment company and until such time will take all steps necessary to ensure qualification as a regulated investment company under Sections 851 and 852 of the Code.

     (o) Fifth Third through its administrator, transfer agent, custodian or otherwise, will cooperate fully and in a timely manner with Maxus Equity in completing of the actions required of it and its agents and necessary for consummation of the transactions described in Sections 3 (a) and (b) of this Agreement.

     3.  Reorganization.  (a) Subject to the requisite approval of the
         --------------
shareholders of Maxus Equity and to the other terms and conditions contained herein (including Maxus Equity's obligation to distribute to its respective shareholders all of its investment company taxable income and net capital gain as described in Section 9(k) hereof), Maxus Equity agrees to sell, assign, convey, transfer and deliver to Fifth Third Multicap Value, and Fifth Third Multicap Value agrees to acquire from Maxus Equity, on the Exchange Date all of the Investments and all of the cash and other assets of Maxus Equity in exchange for that number of Fifth Third Shares of Fifth Third Multicap Value provided for in Section 4 and the assumption by Fifth Third Multicap Value of all of the liabilities of Maxus Equity. Pursuant to this Agreement, Maxus Equity will, as soon as practicable after the Exchange Date, distribute in liquidation all of the Fifth Third Shares received by it to its shareholders in exchange for their Maxus Shares of Maxus Equity.

     (b) Maxus Equity, will pay or cause to be paid to Fifth Third Multicap Value any interest and cash dividends received by it on or after the Exchange Date with respect to the Investments transferred to Fifth Third Multicap Value hereunder. Maxus Equity, will transfer to Fifth Third Multicap Value any rights, stock dividends or other securities received by Maxus Equity after the Exchange Date as stock dividends or other distributions on or with respect to the Investments transferred, which rights, stock dividends and other securities shall be deemed included in the assets transferred to Fifth Third Multicap Value at the Exchange Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Exchange Date shall be included in the determination of the value of the assets of Maxus Equity acquired by Fifth Third Multicap Value.

     4.  Exchange Date; Valuation Time.  On the Exchange Date, Fifth Third will
         -----------------------------
deliver to Maxus Equity a number of Fifth Third Shares having an aggregate net asset value equal to the value of the assets attributable to each class of Maxus Shares of Maxus Equity acquired by Fifth Third Multicap Value, less the value of the liabilities of Maxus Equity assumed, determined as hereafter provided in this Section 4.

     (a) Subject to Section 4(d) hereof, the value of Maxus Equity's net assets will be computed as of the Valuation Time using the valuation procedures for Fifth Third Multicap Value set forth in the Fifth Third Prospectus and Fifth Third Statement of Additional Information. In no event shall the same security held by both Maxus Equity and Fifth Third Multicap Value be valued at different prices.

     (b) Subject to Section 4(d) hereof, the net asset value of a share of Fifth Third Multicap Value will be determined to the nearest full cent as of the Valuation Time, using the valuation procedures set forth in the Fifth Third Prospectus for Fifth Third Multicap Value.

     (c) Subject to Section 4(d), the Valuation Time shall be 4:00 p.m. Eastern Standard time on June 22, 2001, or such earlier or later days as may be mutually agreed upon in writing by the parties hereto (the "Valuation Time").

     (d) No formula will be used to adjust the net asset value of Maxus Equity or Fifth Third Multicap Value to take into account differences in realized and unrealized gains and losses.

     (e) Fifth Third Multicap Value shall issue its Fifth Third Shares to Maxus Equity on one share deposit receipt registered in the name of Maxus Equity. Maxus Equity shall distribute in liquidation the Fifth Third Shares received by it hereunder pro rata to its shareholders by redelivering such share deposit receipt to Fifth Third's transfer agent which will as soon as practicable set up open accounts for Maxus Equity shareholders in accordance with written instructions furnished by Maxus Equity.

     (f) Fifth Third Multicap Value shall assume all liabilities of Maxus Equity, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of Maxus Equity or otherwise, except that recourse for assumed liabilities relating to Maxus Equity will be limited to Fifth Third Multicap Value.

     5.  Expenses, Fees, etc.  (a) Subject to subsections 5(b) through 5(e),
         -------------------
all fees and expenses, including accounting expenses, portfolio transfer taxes (if any) or other similar expenses incurred directly in connection with the consummation by Fifth Third and Maxus Equity the transactions contemplated by this Agreement will be borne by Fifth Third Bank, including the costs of proxy materials, proxy solicitation, and legal expenses; provided, however, that such
                                                   --------  -------
expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by the other party of such expenses would result in the disqualification of Fifth Third Multicap Value or Maxus Equity, as the case may be, as a "regulated investment company" within the meaning of
Section 851 of the Code. Fees and expenses not incurred directly in connection with the consummation of the Transaction will be borne by the party incurring such fees and expenses.

     (b) In the event the transactions contemplated by this Agreement are not consummated by reason of Maxus Equity being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to Maxus Equity's obligations referred to in Section 8(a) or Section 10), Maxus Equity shall pay directly all reasonable fees and expenses incurred by Fifth Third in connection with such transactions, including, without limitation, legal, accounting and filing fees.

     (c) In the event the transactions contemplated by this Agreement are not consummated by reason of Fifth Third being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to Fifth Third's obligations referred to in Section 8(a) or Section 9), Fifth Third shall pay directly all reasonable fees and expenses incurred by Maxus Equity in connection with such transactions, including without limitation legal, accounting and filing fees.

     (d) In the event the transactions contemplated by this Agreement are not consummated for any reason other than (i) Fifth Third or Maxus Equity being either unwilling or unable to go forward or (ii) the nonfulfillment or failure of any condition to Maxus Equity or Fifth Third's obligations referred to in
Section 8(a), Section 9 or Section 10 of this Agreement, then each of Maxus Equity and Fifth Third shall bear the expenses it has actually incurred in connection with such transactions.

     (e) Notwithstanding any other provisions of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to the other party for any damages resulting therefrom, including without limitation consequential damages, except as specifically set forth above.

     6.  Permitted Assets.  Fifth Third and Maxus Equity agree to review the
         ----------------
assets of Maxus Equity to ensure that at any time prior to the Exchange Date the assets of Maxus Equity do not include any assets that Fifth Third Multicap Value is not permitted, or reasonably believes to be unsuitable for it, to acquire, including without limitation any security that, prior to its acquisition by Maxus Equity, is unsuitable for Fifth Third Multicap Value to acquire.

     7.  Exchange Date.  Delivery of the assets of Maxus Equity to be
         -------------
transferred, assumption of the liabilities of Maxus Equity to be assumed, and the delivery of Fifth Third Shares to be issued shall be made on June 25, 2001 at 10:00 a.m. or at such other times and dates agreed to by Maxus Equity and Fifth Third, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

     8.  Special Meeting of Shareholders; Dissolution.  (a) Maxus Equity agrees
         --------------------------------------------
to call a special meeting of the shareholders as soon as is practicable after the effective date of the Registration Statement for the purpose of considering the sale of all of the assets of Maxus Equity to and the assumption of all of the liabilities of Maxus Equity by Fifth Third Multicap Value as herein provided, approving this Agreement, and authorizing the liquidation and dissolution of Maxus Equity, and, except as set forth in Section 13, it shall be a condition to the obligations of each of the parties hereto that the holders of the Maxus Shares of Maxus Equity shall have approved this Agreement and the transactions contemplated herein in the manner required by law and Maxus Equity's Declaration of Trust and Bylaws at such a meeting on or before the Valuation Time.

     (b) Maxus Equity agrees that the liquidation of the Fund will be effected in the manner provided in Maxus Equity's Declaration of Trust and Bylaws in accordance with applicable law, that it will not make any distributions of any Fifth Third Shares to the shareholders of Maxus Equity without first paying or adequately providing for the payment of all of Maxus Equity's known debts, obligations and liabilities.

     (c) Each of Fifth Third and Maxus Equity will cooperate with the other, and each will furnish to the other the information relating to itself required by the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder to be set forth in the Registration Statement, including the Prospectus and the Proxy Statement.

     9.  Conditions to Fifth Third's Obligations.  The obligations of Fifth
         ---------------------------------------
Third and Fifth Third Multicap Value hereunder shall be subject to the following conditions:

     (a) That this Agreement shall have been approved and the transactions contemplated hereby, including the liquidation of Maxus Equity, shall have been approved by the shareholders of Maxus Equity in the manner required by law.

     (b) Maxus Equity shall have furnished to Fifth Third a statement of Maxus Equity's assets and liabilities, with values determined as provided in Section 4 of this Agreement, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on Maxus Equity's behalf by its President (or any Vice President) and Treasurer, and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of Maxus Equity since December 31, 2000, other than changes in the Investments since that date or changes in the market value of the Investments, or changes due to net redemptions of Maxus Shares of Maxus Equity, dividends paid or losses from operations.

     (c) As of the Valuation Time and as of the Exchange Date, all representations and warranties of Maxus Equity made in this Agreement are true and correct in all material respects as if made at and as of such dates, Maxus Equity has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to each of such dates, and Maxus Equity shall have furnished to Fifth Third a statement, dated the Exchange Date, signed by Maxus Equity's President (or any Vice President) and Treasurer certifying those facts as of such dates.

     (d) Maxus Equity shall have delivered to Fifth Third a letter from McCurdy & Associates C.P.A.'s, Inc. dated the Exchange Date stating that such firm reviewed the federal and state income tax returns of Maxus Equity for the year ended December 31, 2000 and that, in the course of such review, nothing came to their attention which caused them to believe that such returns did not properly reflect, in all material respects, the federal and state income taxes of Maxus Equity for the periods covered thereby, or that Maxus Equity would not qualify as a regulated investment company for federal income tax purposes.

     (e) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

     (f) Fifth Third shall have received an opinion of McDonald, Hopkins, Burke & Haber Co., L.P.A., in form reasonably satisfactory to Fifth Third and dated the Exchange Date, to the effect that (i) Maxus Equity is a business trust duly organized and validly existing under the laws of the State of Ohio, (ii) this Agreement has been duly authorized, executed, and delivered by Maxus Equity and, assuming that the Registration Statement, the Prospectus and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by Fifth Third, is a valid and binding obligation of Maxus Equity, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and such counsel shall not be required to express an opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity, or with respect to the provisions of this Agreement intended to limit liability for particular matters to Maxus Equity Fund and its assets, (iii) Maxus Equity has power to sell, assign, convey, transfer and deliver the Investments and other assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, Maxus Equity will have duly sold, assigned, conveyed, transferred and delivered such Investments and other assets to Fifth Third, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Maxus Equity's Declaration of Trust and Bylaws or any provision of an agreement known to such counsel (without any independent inquiry or investigation) to which Maxus Equity is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in Maxus Equity's Declaration of Trust and Bylaws, such counsel may rely upon a certificate of an officer of Maxus Equity whose responsibility it is to advise Maxus Equity with respect to such matters, and (v) to such counsel's knowledge, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Maxus Equity of the transactions contemplated hereby, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act, and it being understood that such opinion shall not be deemed to apply to Fifth Third's compliance obligations under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws and H-S-R Act. Such opinion may rely on the opinion of other counsel to the extent set forth in such opinion, provided such other counsel is reasonably acceptable to Fifth Third.

     (g) Fifth Third shall have received an opinion of Ropes & Gray, counsel to Fifth Third addressed to Fifth Third and Fifth Third Multicap Value, and to Maxus Equity in form reasonably satisfactory to Fifth Third and dated the Exchange Date (which opinion would be based upon certain factual representations and subject to certain qualifications that will be provided to Maxus' counsel), to the effect that, on the basis of the existing provisions of the Code, current administrative rules and court decisions, for Federal income tax purposes: (i) the transaction will constitute a reorganization within the meaning of Section 368(a) of the Code, and Fifth Third Multicap Value and Maxus Equity will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;
(ii) no gain or loss will be recognized by Fifth Third Multicap Value upon the receipt of the assets of Maxus Equity in exchange for Fifth Third Shares and the assumption by Fifth Third Multicap Value of the liabilities of Maxus Equity;
(iii) the basis in the hands of Fifth Third Multicap Value of the assets of Maxus Equity transferred to Fifth Third Multicap Value in the transaction will be the same as the basis of such assets in the hands of Maxus Equity immediately prior to the transfer; (iv) the holding periods of the assets of Maxus Equity in the hands of Fifth Third Multicap Value will include the periods during which such assets were held by Maxus Equity; (v) no gain or loss will be recognized by Maxus Equity upon the transfer of Maxus Equity's assets to Fifth Third Multicap Value in exchange for Fifth Third Shares and the assumption by Fifth Third Multicap Value of the liabilities of Maxus Equity, or upon the distribution of Fifth Third Shares by Maxus Equity to its shareholders in liquidation; (vi) no gain or loss will be recognized by Maxus Equity shareholders upon the exchange of their Maxus Shares for Fifth Third Shares; (vii) the aggregate basis of Fifth Third Shares a Maxus Equity shareholder receives in connection with the transaction will be the same as the aggregate basis of his or her Maxus Shares exchanged therefor; (viii) a Maxus Equity shareholder's holding period for his or her Fifth Third Shares will be determined by including the period for which he or she held the Maxus Shares exchanged therefor, provided that he or she held such Maxus Shares as capital assets; and (ix) Fifth Third Multicap Value will succeed to and take into account the items of Maxus Equity described in Section 381(c) of the Code. Fifth Third Multicap Value will take these items into account subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Regulations thereunder.

     (h) Subject to the parties' compliance with Section 6 hereof, the assets of Maxus Equity to be acquired by Fifth Third Multicap Value will include no assets which Fifth Third Multicap Value, by reason of limitations contained in its Declaration of Trust or of investment restrictions disclosed in Fifth Third Prospectus in effect on the Exchange Date, may not properly acquire. Fifth Third shall not change Fifth Third's Declaration of Trust and Fifth Third Prospectuses so as to restrict permitted investments for Fifth Third Multicap Value except as required by the Commission or any state regulatory authority.

     (i) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Fifth Third, contemplated by the Commission and or any state regulatory authority.

     (j) All proceedings taken by Maxus Equity in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to Fifth Third.

     (k) Maxus Equity shall have furnished to Fifth Third a certificate, signed by the President (or any Vice President) and the Treasurer of Maxus Equity, as to the tax cost to Maxus Equity of the securities delivered to Fifth Third pursuant to this Agreement, together with any such other evidence as to such tax cost as Fifth Third may reasonably request.

     (l) Maxus Equity's custodian shall have delivered to Fifth Third a certificate identifying all of the assets of Maxus Equity held by such custodian as of the Valuation Time.

     (m) Maxus Equity's transfer agent shall have provided to Fifth Third's transfer agent (i) the originals or true copies of all of the records of Maxus Equity in the possession of such transfer agent as of the Exchange Date, (ii) a record specifying the number of Maxus Shares of Maxus Equity outstanding as of the Valuation Time and (iii) a record specifying the name and address of each holder of record of any such Maxus Shares of Maxus Equity and the number of Maxus Shares held of record by each such shareholder as of the Valuation Time. Maxus Equity's transfer agent shall also have provided Fifth Third with a certificate confirming that the acts specified in the preceding sentence have been taken and that the information so supplied is complete and accurate to the best knowledge of the transfer agent.

     (n) All of the issued and outstanding Maxus Shares of Maxus Equity shall have been offered for sale and sold in conformity with all applicable federal or state securities or blue sky laws and, to the extent that any audit of the records of Maxus Equity or its transfer agent by Fifth Third or its agents shall have revealed otherwise, either (i) Maxus Equity shall have taken all actions that in the reasonable opinion of Fifth Third are necessary to remedy any prior failure on the part of Maxus Equity to have offered for sale and sold such Maxus Shares in conformity with such laws or (ii) Maxus Equity shall have furnished (or caused to be furnished) surety, or deposited (or caused to be deposited) assets in escrow, for the benefit of Fifth Third in amounts sufficient and upon terms satisfactory, in the opinion of Fifth Third or its counsel, to indemnify Fifth Third against any expense, loss, claim, damage or liability whatsoever that may be asserted or threatened by reason of such failure on the part of Maxus Equity to have offered and sold such Maxus Shares in conformity with such laws.

     (o) Fifth Third shall have received from Arthur Andersen LLP a letter addressed to Fifth Third dated as of the Exchange Date reasonably satisfactory in form and substance to Fifth Third and Maxus Equity to the effect that, on the basis of limited procedures agreed upon by Fifth Third and Maxus Equity and described in such letter (but not an examination in accordance with generally accepted auditing standards), as of the Valuation Time the value of the assets of Maxus Equity to be exchanged for the Fifth Third Shares have been determined in accordance with the valuation procedures for Fifth Third Multicap Value as set forth in Fifth Third's Prospectus and Statement of Additional Information.

     (p) Maxus Equity shall have duly executed and delivered to Fifth Third bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as Fifth Third may deem necessary or desirable to transfer all of Maxus Equity's entire right, title and interest in and to the Investments and all other assets of Maxus Equity.

     10. Conditions to Maxus Equity's Obligations. The obligations of Maxus
         ----------------------------------------
Equity hereunder shall be subject to the following conditions:

     (a) This Agreement shall have been adopted and the transactions contemplated hereby, including the liquidation of Maxus Equity, shall have been approved by the shareholders of Maxus Equity in the manner required by law.

     (b) Fifth Third shall have furnished to Maxus Equity a statement of Fifth Third Multicap Value's net assets, together with a list of portfolio holdings with values determined as provided in Section 4, all as of the Valuation Time, certified on Fifth Third's behalf by its President (or any Vice President) and Treasurer (or any Assistant Treasurer), and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of Fifth Third Multicap Value since July 31, 2000, other than changes in its portfolio securities since that date, changes in the market value of its portfolio securities, changes due to net redemptions, dividends paid or losses from operations.

     (c) Fifth Third shall have executed and delivered to Maxus Equity an Assumption of Liabilities dated as of the Exchange Date pursuant to which Fifth Third Multicap Value will assume all of the liabilities of Maxus Equity existing at the Valuation Time in connection with the transactions contemplated by this Agreement.

     (d) As of the Valuation Time and as of the Exchange Date, all representations and warranties of Fifth Third and Fifth Third Multicap Value made in this Agreement are true and correct in all material respects as if made at and as of such dates, Fifth Third and Fifth Third Multicap Value have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied at or prior to each of such dates, and Fifth Third shall have furnished to Maxus Equity a statement, dated the Exchange Date, signed by Fifth Third's President (or any Vice President) and Treasurer certifying those facts as of such dates.

     (e) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

     (f) Maxus Equity shall have received an opinion of Ropes & Gray, in form reasonably satisfactory to Maxus Equity and dated the Exchange Date, to the effect that (i) Fifth Third is a business trust and validly existing in conformity with the laws of The Commonwealth of Massachusetts, and, to the knowledge of such counsel, neither Fifth Third nor Fifth Third Multicap Value is required to qualify to do business as a foreign association in any jurisdiction, (ii) the Fifth Third Shares to be delivered to Maxus Equity as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by Fifth Third and no shareholder of Fifth Third has any preemptive right to subscription or purchase in respect thereof, (iii) this Agreement has been duly authorized, executed and delivered by Fifth Third and, assuming that the Prospectus, the Registration Statement and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by Maxus Equity, is a valid and binding obligation of Fifth Third,
(iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Fifth Third's Declaration of Trust, as amended, or Bylaws, or any provision of any agreement known to such counsel to which Fifth Third or Fifth Third Multicap Value is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in Fifth Third's Declaration of Trust, as amended, Bylaws or then-current prospectus or statement of additional information of Fifth Third Multicap Value, such counsel may rely upon a certificate of an officer of Fifth Third whose responsibility it is to advise Fifth Third with respect to such matters, (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Fifth Third or Fifth Third Multicap Value of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act and it being understood that such opinion shall not be deemed to apply to Maxus Equity's compliance obligations under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws and the H-S-R Act; and (vi) the Registration Statement has become effective under the 1933 Act, and to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

     (g) Maxus Equity shall have received an opinion of Ropes & Gray addressed to Maxus Equity in a form reasonably satisfactory to Maxus Equity and dated the Exchange Date (which opinion would be based upon certain factual representations and subject to certain qualifications), with respect to the matters specified in
Section 9(g) of this Agreement.

     (h) All proceedings taken by Fifth Third in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to Maxus Equity.

     (i) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Fifth Third, contemplated by the Commission or any state regulatory authority.

     (j) At the Exchange Date, Maxus Equity will have sold such of its assets, if any, if informed by Fifth Third in writing that such sale is necessary to assure that, after giving effect to the acquisition of the assets pursuant to this Agreement, Fifth Third Multicap Value designated as a "diversified company" will remain a "diversified company" within the meaning of Section 5(b)(1) of the 1940 Act and in compliance with such other mandatory investment restrictions as are set forth in Fifth Third's Prospectus previously furnished to Maxus Equity.

     11. Indemnification. (a) Maxus Equity will indemnify and hold harmless
         ---------------
Fifth Third, its trustees and its officers (for purposes of this subsection, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to Maxus Equity contained in the Registration Statement, the Prospectus or the Proxy Statement or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to Maxus Equity required to be stated therein or necessary to make the statements relating to Maxus Equity therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of Maxus Equity. The Indemnified Parties will notify Maxus Equity in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this
Section 11(a). Maxus Equity shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(a), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and if Maxus Equity elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. Maxus Equity's obligation under this Section 11(a) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that Maxus Equity will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by them under this Section 11(a) without the necessity of the Indemnified Parties' first paying the same.

     (b) Fifth Third will indemnify and hold harmless Maxus Equity, its trustees and its officers (for purposes of this subparagraph, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to Fifth Third or Fifth Third Multicap Value contained in the Registration Statement, the Prospectus or the Proxy Statement, or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to Fifth Third or Fifth Third Multicap Value required to be stated therein or necessary to make the statements relating to Fifth Third or Fifth Third Multicap Value therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of Fifth Third. The Indemnified Parties will notify Fifth Third in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 11(b). Fifth Third shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(b), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and, if Fifth Third elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. Fifth Third Multicap Value's obligation under this Section 11(b) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that Fifth Third Multicap Value will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by them under this Section 11(b) without the necessity of the Indemnified Parties' first paying the same.

     12.  No Broker, etc.  Each of Fifth Third and Maxus Equity represents that
          --------------
there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

     13.  Termination.  Fifth Third and Maxus Equity may, by mutual consent of
          -----------
their respective trustees, terminate this Agreement, and Fifth Third or Maxus Equity, after consultation with counsel and by consent of their respective trustees and directors or an officer authorized by such trustees or directors, may waive any condition to their respective obligations hereunder. If the transactions contemplated by this Agreement have not been substantially completed by December 31, 2001, this Agreement shall automatically terminate on that date unless a later date is agreed to by Fifth Third and Maxus Equity.

     14.  Covenants, etc. Deemed Material.  All covenants, agreements,
          -------------------------------
representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

     15.  Sole Agreement; Amendments.  This Agreement supersedes all previous
          --------------------------
correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto, and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

     16.  Fifth Third Agreement and Declaration of Trust  Fifth Third is a
          ----------------------------------------------
business trust organized under Massachusetts law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Fifth Third Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of Fifth Third personally, but bind only the assets of Fifth Third and all persons dealing with any series or funds of Fifth Third, such as Fifth Third Multicap Value, must look solely to the assets of Fifth Third belonging to such series or funds for the enforcement of any claims against Fifth Third.

     17.  Maxus Equity Agreement and Declaration of Trust  Maxus Equity is a
          -----------------------------------------------
business trust organized under Ohio law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of Ohio and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Fifth Third/Maxus Equity Fund" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of Maxus Equity personally, but bind only the assets of Maxus Equity and all persons dealing with any series or funds of Maxus Equity, such as Maxus Equity, must look solely to the assets of Maxus Equity belonging to such series or funds for the enforcement of any claims against Maxus Equity.

     This Agreement may be executed in any number of counter-parts, each of which, when executed and delivered, shall be deemed to be an original.


                              FIFTH THIRD/MAXUS EQUITY FUND



                              By:___________________________



                              FIFTH THIRD FUNDS
                              On Behalf of its Fifth Third Multicap Value Fund



                              By:____________________________